Exhibit 99.1

                       Purchase, New York       Telephone:  914-253-2000       www.pepsico.com

Contacts:
Investor	Media
Lynn Tyson	Dick Detwiler
Senior Vice President, Investor Relations	Senior Vice President, PepsiCo International Communications
914-253-3035	Office: 914-253-2725/Mobile: 914-844-0855
email: Lynn.Tyson@pepsi.com	email : Dick.Detwiler@pepsi.com

PepsiCo Reaches Merger Agreements with
Pepsi Bottling Group and PepsiAmericas

Fully-Integrated System Will Strategically Transform
North American Beverage Business

●	PepsiCo to acquire PBG and PAS for $36.50 per share and $28.50 per share, respectively

●	Fully-integrated supply chain and go-to-market system will position PepsiCo to accelerate growth

●	PepsiCo will directly manage approximately 80 percent of its total North American beverage volume distribution, including both its direct-store-delivery and warehouse systems

●	Transaction is expected to be accretive to PepsiCo’s earnings by 15 cents per share when synergies are fully realized

PURCHASE, N.Y,  SOMERS, N.Y. and MINNEAPOLIS, Minn. (August 4, 2009) -- PepsiCo (NYSE: PEP) today announced that it has entered into definitive merger agreements with The Pepsi Bottling Group, Inc. (NYSE: PBG) and PepsiAmericas, Inc. (NYSE: PAS) under which PepsiCo will acquire all of the outstanding shares of common stock it does not already own in its two largest anchor bottlers.

Under the agreements, PBG shareholders will have the option to elect either $36.50 in cash or 0.6432 shares of PepsiCo common stock (which had a value of $36.50 based on PepsiCo closing share price of $56.75 on July 31, 2009) for each share of PBG, subject to proration such that the aggregate consideration to be paid to PBG shareholders shall be 50 percent cash and 50 percent PepsiCo common stock. Similarly, PAS shareholders will have the option to elect either $28.50 in cash or 0.5022 shares of PepsiCo common stock for each share of PAS (which had a value of $28.50 based on PepsiCo closing share price of $56.75 on July 31, 2009), subject to proration such that the aggregate consideration to be paid to PAS shareholders shall be 50 percent cash and 50 percent PepsiCo common stock.

The total value of the shares that PepsiCo will be acquiring is about $7.8 billion, and the acquisitions will create one of the largest food and beverage companies globally. Based on the recommendations of the Special Committee of PBG and the Transactions Committee of PAS, the boards of directors of PBG and PAS, respectively, have approved the transactions.

This transaction is expected to create annual pre-tax synergies of $300 million by 2012 largely due to greater cost efficiency and also improved revenue opportunities.  The acquisitions are expected to be accretive to PepsiCo’s earnings by about 15 cents per share when synergies are fully realized in 2012.

PepsiCo Chairman and Chief Executive Officer Indra Nooyi said “PepsiCo has had a constructive partnership with PBG and PAS over the past 10 years.  While the existing model has served the system very well, it is clear that the changing dynamics of the North American liquid refreshment beverage business demand that we create a more flexible, efficient and competitive system that can drive growth across the full range of PepsiCo beverage brands.  Our shared culture, strong operational leadership and ability to successfully integrate operations – in this case operations we know very well – should allow us to bring the businesses together quickly and seamlessly.

“The fully integrated beverage business will enable us to bring innovative products and packages to market faster, streamline our manufacturing and distribution systems and react more quickly to changes in the marketplace, much like we do with our food business,” Nooyi said.  “It will also make it easier to leverage ‘Power of One’ opportunities that involve both our beverage and food offerings, and for PepsiCo to present one face to retail customers.  Ultimately it will put us in a much better position to compete and to grow both now and in the years ahead.”

“This transaction provides outstanding value for PBG shareholders, offers new and expanded opportunities for PBG employees and positions the combined company to accelerate growth going forward,” said Eric Foss, Chairman and CEO of PBG.  “PBG has a proven track record of success driven by best-in-class execution, consistently exceeding customer expectations and creating superior shareholder value.  After a thorough evaluation process, the PBG Board concluded that this transaction represents full and fair value and is the best outcome for PBG shareholders, employees and customers.  Ultimately, the transaction positions the entire Pepsi system to continue to win in the marketplace.”

PepsiAmericas Chairman and Chief Executive Officer Robert C. Pohlad said: “Over the past nine years, PepsiAmericas and each of our employees have helped build a remarkable organization.  The success we have achieved is reflected in the agreement reached with PepsiCo.  This agreement provides great value to our shareholders and an opportunity for them to participate in the unique potential of this combination.  Bringing together these great companies is bold and strategically innovative, and will create a system unmatched in our industry.”

Combination will drive future growth

PepsiCo expects the transaction to directly complement the transformation efforts already underway in its North American beverage business.  Those efforts have included refreshing such brands as Pepsi and Gatorade and introducing an array of new products, ranging from the naturally sweetened zero-calorie SoBe LifeWater to low-calorie Trop50. At the same time PepsiCo has taken steps to fundamentally improve its cost structure.

PepsiCo cited a number of specific benefits it expects to realize by consolidating its two largest bottlers:

    ● Consolidation of 80 percent of the North American beverage volume will speed the decision-making process and eliminate friction points
    ● Offering more compelling bundles across food and beverage and providing enhanced customer service nationally, taking the “Power of One” to the next level
    ● Consolidation of manufacturing networks will provide cost benefits and also optimize our investments in growth and innovation
    ● Greater flexibility in deploying multiple go-to-market systems to tailor distribution by channel
    ● Elimination of redundant costs to leverage scale efficiencies

Additional Information

The acquisitions are not subject to financing contingencies, but they are subject to customary approvals, including regulatory approvals and approval of the transaction by stockholders of PBG and PAS.  The parties expect the transactions to close in late 2009 or early 2010.  Debt financing commitments were provided by BofA Merrill Lynch and Citi.

Centerview Partners and BofA Merrill Lynch are acting as lead financial advisors to PepsiCo.  Citi is also acting as financial advisor to PepsiCo. Davis Polk & Wardwell LLP is acting as legal counsel to PepsiCo. Morgan Stanley is acting as financial advisor to PBG, Perella Weinberg Partners provided a fairness opinion and Cravath, Swaine & Moore is acting as legal counsel to PBG.  Goldman Sachs is acting as financial advisor to PAS, and Sullivan & Cromwell and Briggs and Morgan are acting as legal counsel.

For more information please access our website at:  www.transactioninfo.com/pepsico.

Conference Call/Webcast

PepsiCo will host a webcast on August 4, 2009 at 9:30 am Eastern Time to discuss the transaction. The webcast can be accessed on the investor relations section of PepsiCo’s website, www.pepsico.com.

About PepsiCo

PepsiCo offers the world’s largest portfolio of billion-dollar food and beverage brands, including 18 different product lines that each generate more than $1 billion in annual retail sales.  Our main businesses – Frito-Lay, Quaker, Pepsi-Cola, Tropicana and Gatorade – also make hundreds of other nourishing, tasty foods and drinks that bring joy to our consumers in over 200 countries.  With more than $43 billion in 2008 revenues, PepsiCo employs 198,000 people who are united by our unique commitment to sustainable growth, called Performance with Purpose.  By dedicating ourselves to offering a broad array of choices for healthy, convenient and fun nourishment, reducing our environmental impact, and fostering a diverse and inclusive workplace culture, PepsiCo balances strong financial returns with giving back to our communities worldwide.  For more information, please visit www.pepsico.com

About PBG

The Pepsi Bottling Group, Inc. (www.pbg.com) is the world’s largest manufacturer, seller and distributor of Pepsi-Cola beverages. With approximately 67,000 employees and annual sales of nearly $14 billion, PBG has operations in the U.S., Canada, Greece, Mexico, Russia, Spain and Turkey. For more information, please visit www.pbg.com.

PBG Contact:
Jeff Dahncke
PBG Public Relations
914-767-7690
jeff.dahncke@pepsi.com

About PepsiAmericas

PepsiAmericas is the world’s second-largest manufacturer, seller and distributor of PepsiCo beverages. With annual sales of $4.9 billion in 2008, PepsiAmericas serves territories with a population of more than 200 million in a significant portion of a 19-state region in the U.S.; Central and Eastern Europe, including Ukraine, Poland, Romania, Hungary, the Czech Republic and Slovakia; and through the company’s new joint venture, the Caribbean and Central America. For more information, please visit www.pepsiamericas.com.

PAS Contacts:
Investor Relations
Sara Zawoyski
612.661.3830
sara.zawoyski@pepsiamericas.com
Media Relations
Mary Viola
847.598.2870
mary.viola@pepsiamericas.com

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Cautionary Statement

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. PepsiCo, Inc. (“PepsiCo”) and The Pepsi Bottling Group, Inc. (“PBG”) plan to file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 containing a proxy statement/prospectus and other documents with respect to the proposed acquisition of PBG and a definitive proxy statement/prospectus will be mailed to shareholders of PBG. PepsiCo and PepsiAmericas, Inc. (“PAS”) plan to file with the SEC a registration statement on Form S-4 containing a proxy statement/prospectus and other documents with respect to the proposed acquisition of PAS and a definitive proxy statement/prospectus will be mailed to shareholders of PAS. INVESTORS AND SECURITY HOLDERS OF PBG AND PAS ARE URGED TO READ THE APPLICABLE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders will be able to obtain free copies of the registration statements and the proxy statements/prospectuses (when available) and other documents filed with the SEC by PepsiCo, PBG or PAS through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by PepsiCo will be available free of charge on PepsiCo’s internet website at www.pepsico.com or by contacting PepsiCo’s Investor Relations Department at 914-253-3035. Copies of the documents filed with the SEC by PBG will be available free of charge on PBG’s internet website at www.pbg.com or by contacting PBG’s Investor Relations Department at 914-767-7216. Copies of the documents filed with the SEC by PAS will also be available free of charge on PAS’s internet website at www.pepsiamericas.com or by contacting PAS’s Investor Relations Department at 612-661-3883.

PBG and its directors, executive officers and certain other employees may be deemed to be participants in the solicitation of proxies in respect of the proposed acquisitions of PBG. Information regarding PBG’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 27, 2008, which was filed with the SEC on February 20, 2009, and its proxy statement for its 2009 annual meeting of shareholders, which was filed with the SEC on April 7, 2009. PAS and its directors, executive officers and certain other employees may be deemed to be participants in the solicitation of proxies in respect of the proposed acquisitions of PAS. Information regarding PAS’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended January 3, 2009, which was filed with the SEC on March 4, 2009, and its proxy statement for its 2009 annual meeting of shareholders, which was filed with the SEC on March 18, 2009. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statements/prospectuses and other relevant materials to be filed with the SEC when they become available.

Statements in this release that are “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: PepsiCo’s ability to consummate the acquisitions of PBG and PAS and to achieve the synergies and value creation contemplated by the proposed acquisitions; PepsiCo’s ability to promptly and effectively integrate the businesses of PBG, PAS and PepsiCo; the timing to consummate the proposed acquisitions and any necessary actions to obtain required regulatory approvals; the diversion of management time on transaction-related issues; changes in demand for PepsiCo’s products, as a result of shifts in consumer preferences or otherwise; increased costs, disruption of supply or shortages of raw materials and other supplies; unfavorable economic conditions and increased volatility in foreign exchange rates; PepsiCo’s ability to build and sustain proper information technology infrastructure, successfully implement its ongoing business process transformation initiative or outsource certain functions effectively; damage to PepsiCo’s reputation; trade consolidation, the loss of any key customer, or failure to maintain good relationships with PepsiCo’s bottling partners, including as a result of the proposed acquisitions; PepsiCo’s ability to hire or retain key employees or a highly skilled and diverse workforce; changes in the legal and regulatory environment; disruption of PepsiCo’s supply chain; unstable political conditions, civil unrest or other developments and risks in the countries where PepsiCo operates; and risks that benefits from PepsiCo’s Productivity for Growth initiative may not be achieved, may take longer to achieve than expected or may cost more than currently anticipated.

For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. All information in this communication is as of August 4, 2009. PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.